As filed with the Securities and Exchange Commission on April 21, 1998.
                                                           Registration No. 333-
--------------------------------------------------------------------------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)
    North Carolina                                           56-0898180
    (State or other jurisdiction of                         (I.R.S Employer
    incorporation or organization)                          Identification No.)

    One First Union Center
    Charlotte, North Carolina                                  28288-0013
    (Address of principal executive offices)                   (Zip Code)

                                   ----------
                First Union Corporation 1998 Stock Incentive Plan
                            (Full title of the plan)
                            ------------------------

                           Marion A. Cowell, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                     (Name and address of agent for service)
                     ---------------------------------------

                                 (704) 374-6828
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of                                                 Proposed maximum   Proposed maximum       Amount of
securities to                             Amount to be   offering price        aggregate           registration
be registered                             registered       per share(1)    offering price(1)        fee (1)(2)
-------------                             ----------       ------------    -----------------        ----------

Common Stock (including                  10,000,000 shs.    $61.375       $613,750,000          $185,985
rights to purchase shares
of Common Stock or junior
participating Class A
Preferred Stock)
------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933 (the "Securities Act"), the registration fee is being computed based upon $61.375, the average of the high and low prices reported on the New York Stock Exchange Composite Transactions tape on April 17, 1998.

(2) Pursuant to Rule 429(a) under the Securities Act, this Registration Statment contains a combined prospectus that relates to Registration Statement No. 333-02551 on Form S-8 previously filed by the Registrant. Pursuant to Rule 429(b) under the Securities Act, 5,000,000 shares of Common Stock are being carried forward from Registration Statement No. 333-02551. A filing fee of $50,862 associated with such shares was previously paid with Registration Statement No. 333-02551.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this Registration Statement:

         (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997; and

         (ii) the Corporation's Current Reports on Form 8-K dated as of January 22, 1998 and April 15, 1998.

         In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock issuable under the First Union Corporation 1998 Stock Incentive Plan (the "Plan") have been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of the Corporation. Mr. Cowell owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute.

         The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's Articles of Incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

         The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.                              Description
-----------                              -----------
(3)(a)        -Articles of Incorporation of the Corporation, as amended.
              (Incorporated by reference to Exhibit (4) to the Corporation's 1990 First Quarter Report on Form 10-Q, to Exhibit (99)(a) to the Corporation's 1993 First Quarter Report on Form 10-Q, to Exhibit
              (4)(a) to the Corporation's Current Report on Form 8-K dated January 10, 1996, and to Exhibit (3)(a) to the Corporation's 1997 Annual Report on Form 10-K.)

(3)(b) -Bylaws of the Corporation, as amended. (Incorporated by reference to Exhibit (3)(b) to the Corporation's 1995 Annual Report on Form 10-K.)

(4)(a)        -Amended and Restated Shareholder Protection Rights Agreement.
              (Incorporated by reference to Exhibit (4) to the Corporation's Current Report on Form 8-K dated October 16, 1996.)

(4)(b) -All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)           -Opinion of Marion A. Cowell, Jr., Esq.

(23)(a)       -Consent of KPMG Peat Marwick LLP.

(23)(b)       -Consent of Ernst & Young LLP.

(23)(c)       -Consent of KPMG Peat Marwick LLP.

(23)(d)       -Consent of KPMG Peat Marwick LLP.

(23)(e)       -Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)

(24)          -Power of Attorney.

(27) -The Corporation's Financial Data Schedules. (Incorporated by reference to Exhibit (27)(a), Exhibit (27)(b) and Exhibit (27)(c) to the Corporation's 1997 Annual Report on Form 10- K.)

Item 9.   Undertakings.

         (a)  Rule 415 offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events
                             arising after the effective date of the
                             registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii) To include any material information with respect
                             to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 21, 1998.


                                                     FIRST UNION CORPORATION

                                                     By:  /s/Kent S. Hathaway
                                                         -------------------
                                                        Kent S. Hathaway
                                                        Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Edward E. Crutchfield*          Chairman and Chief
   -----------------------          Executive Officer and Director
   Edward E. Crutchfield

   Robert T. Atwood*               Executive Vice President
   -----------------------          and Chief Financial Officer
   Robert T. Atwood

   James H. Hatch *                Senior Vice President and
   -----------------------          Corporate Controller
   James H. Hatch                   (Principal Accounting Officer)


   -----------------------         Director
   Edward E. Barr


   G. Alex Bernhardt *             Director
   -----------------------
   G. Alex Bernhardt


   W. Waldo Bradley *              Director
   -----------------------
   W. Waldo Bradley


   Robert J. Brown *               Director
   -----------------------
   Robert J. Brown


   A. Dano Davis *                 Director
   -----------------------
   A. Dano Davis

   ----------------------          Director
   Norwood H. Davis, Jr.


   R. Stuart Dickson *             Director
   ----------------------
   R. Stuart Dickson


   B. F. Dolan *                   Director
   ----------------------
   B. F. Dolan


   Roddey Dowd, Sr.*               Director
   ----------------------
   Roddey Dowd, Sr.


   John R. Georgius *              Director
   ----------------------
   John R. Georgius



   ----------------------          Director
   Arthur M. Goldberg


   William H. Goodwin, Jr. *       Director
   -------------------------
   William H. Goodwin, Jr.


   Frank M. Henry *                Director
   -------------------------
   Frank M. Henry


   Radford D. Lovett *             Director
   -------------------------
   Radford D. Lovett


   Mackey J. McDonald*             Director
   -------------------------
   Mackey J. McDonald


   Malcolm S. McDonald*            Director
   -------------------------
   Malcolm S. McDonald


   Joseph Neubauer *               Director
   -------------------------
   Joseph Neubauer

   Randolph N. Reynolds *          Director
   --------------------------
   Randolph N. Reynolds


   Ruth G. Shaw *                  Director
   --------------------------
   Ruth G. Shaw


   Charles M. Shelton, Sr.*        Director
   ---------------------------
   Charles M. Shelton, Sr.


   Lanty L. Smith *                Director
   ---------------------------
   Lanty L. Smith



*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
--------------------
    Kent S. Hathaway


Date:  April 21, 1998


                                  EXHIBIT INDEX

Number                    Description                             Location
------                    -----------                             --------
(3)(a)          -Articles of Incorporation                  Incorporated by reference to
                of the Corporation, as amended.             Exhibit (4) to the Corporation's
                                                            1990 First Quarter Report on Form 10-Q, to
                                                            Exhibit (99)(a) to the Corporation's 1993
                                                            First Quarter Report on Form 10-Q, to
                                                            Exhibit (4)(a) to the Corporation's
                                                            Current Report on Form 8-K dated
                                                            January 10, 1996 and to Exhibit (3)(a)
                                                            to the Corporation's 1997 Annual Report
                                                            on Form 10-K.


(3)(b)          -Bylaws of the Corporation,                 Incorporated by
                as amended.                                 reference to Exhibit (3)(b) to the
                                                            Corporation's 1995 Annual Report on
                                                            Form 10-K.

(4)(a)          -Amended and Restated
                Shareholder Protection Rights               Incorporated by
                Agreement.                                  reference to Exhibit (4) to the
                                                            Corporation's Current Report on Form 8- K
                                                            dated October 16, 1996.

(4)(b)          -All instruments defining the               Not filed pursuant to
                rights of holders of long-term              (4)(iii) of Item 601(b)
                debt of the Corporation and its             of Regulation S-K; to be
                subsidiaries.                               furnished upon request of the
                                                            Commission.

(5)            -Opinion of Marion A. Cowell,                Filed herewith.
               Jr., Esq.

(23)(a)        -Consent of KPMG Peat Marwick LLP.           Filed herewith.

(23)(b)        -Consent of Ernst & Young LLP.               Filed herewith.

(23)(c)        -Consent of KPMG Peat Marwick LLP.           Filed herewith.

(23)(d)        -Consent of KPMG Peat Marwick LLP.           Filed herewith.

(23)(e)        -Consent of Marion A. Cowell,                Included in Exhibit (5).
               Jr., Esq.

(24)           -Power of Attorney.                          Filed herewith.

(27)           -The Corporation's Financial                 Incorporated by reference to Exhibit



               Data Schedules.                              (27)(a), Exhibit (27)(b) and Exhibit
                                                            (27)(c) to the Corporation's 1997
                                                            Annual Report on Form 10-K.